UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 12, 2023
DZS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
5700 Tennyson Parkway, Suite 400
Plano, TX 75024
(Address of Principal Executive Offices, Including Zip Code)
(469) 327-1531
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	DZSI	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Loan Agreement
On September 12, 2023, DASAN Network Solutions, Inc., a Korea corporation, as borrower (“DNS Korea”), entered into a Loan Agreement (the “Loan Agreement”) with Dasan Networks, Inc., a Korea corporation, as lender (“DNI”), DZS California, Inc., a California corporation, as collateral provider (“DZS California”), and DZS Inc., a Delaware corporation (the “Company”). DNS Korea is an indirect subsidiary of the Company. Pursuant to the Loan Agreement, DNS Korea received a three-year term loan in an aggregate principal amount equal to 32,670,750,000 South Korean Won (“KRW”), the equivalent of $24,500,000 USD (the “DNI Loan”). The DNI Loan matures on September 12, 2026 and bears interest at a fixed rate of 8.0% per annum. Interest is payable on the last day of each calendar quarter.
The net proceeds under the DNI Loan were used to repay a portion of the outstanding obligations under the Credit Agreement, dated as of February 9, 2022 (as amended, the “Credit Agreement”), by and among the Company, as borrower, the other loan parties party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”).
The obligations under the Loan Agreement are secured by liens on certain assets of DNS Korea (the “Collateral Assets”) and on 9,999,999 shares of the common stock of DNS Korea held by DZS California (the “Pledged Shares”).
DNS Korea may prepay amounts outstanding under the DNI Loan, in whole or in part, at any time without premium or penalty, upon 30 days’ prior written notice to DNI.
The Loan Agreement contains certain financial covenants, including requiring DNS Korea to maintain (i) a maximum Leverage Ratio (as defined in the Loan Agreement) of (a) 6.00 to 1.00 at the end of each of the second and third quarter of 2024, (b) 5.00 to 1.00 from the fourth quarter of 2024 through the second quarter of 2025 and (c) 4.00 to 1.00 from the third quarter of 2025 until the DNI Loan is repaid in full, (ii) cash of at least 1.3 billion KRW and (iii) a combined total of cash, accounts receivable and inventory of at least 33.0 billion KRW.
In addition, the Loan Agreement contains various covenants that limit the ability of the Company, DNS Korea and DZS California to, among other things, (i) grant liens on the Collateral Assets to any third party, (ii) sell, donate, pledge, provide as collateral or otherwise dispose of the Pledged Shares to any third party, (iii) incur or assume indebtedness, (iv) make loans to affiliates or (v) engage in certain other transactions or make certain other fundamental changes.
The Loan Agreement contains events of default that are customary for loans of this type. If an event of default occurs under the Loan Agreement, all indebtedness under the Loan Agreement will become immediately due and payable and DNI will be entitled to take various actions against the collateral, including by exercising its right to acquire the Pledged Shares or selling the collateral to satisfy any obligations under the outstanding indebtedness.
The foregoing description of the Loan Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Loan Agreement, an English translation of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.
Limited Consent
Also on September 12, 2023, the Company entered into a letter agreement (the “Limited Consent”) with the lenders under the Credit Agreement, which, among other things, permits the incurrence of the DNI Loan and certain other indebtedness of DNS Korea, provided that (i) the proceeds of the DNI Loan and such other indebtedness are immediately used to repay the obligations under the Credit Agreement and (ii) the other conditions set forth in the Limited Consent are satisfied. The Limited Consent does not waive any existing defaults under the Credit Agreement.
As of September 12, 2023, after giving effect to the repayment of the obligations under the Credit Agreement with the proceeds of the DNI Loan, there were $9.4 million in outstanding borrowings and $3.0 million in letters of credit under the Credit Agreement.
The Company is in active discussions with various financing sources to repay in full the remaining obligations under the Credit Agreement and to obtain a replacement credit facility, but there can be no assurance as to the timing or terms of any such incremental financing or replacement working capital facility.
The foregoing description of the Limited Consent is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Limited Consent, a copy of which is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Current Report is incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with the entry into the Loan Agreement, Mr. Min Woo Nam, the Chairman of the Board of Directors (the “Board”) of the Company and the Chief Executive Officer of DNI, resigned from the Board effective as of September 15, 2023. Mr. Nam’s resignation from the Board was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
Item 7.01 Regulation FD Disclosure.
On September 13, 2023, the Company issued a press release announcing the entry into the Loan Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01, including Exhibit 99.1, are deemed to be “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

10.1*
Loan Agreement, dated as of September 12, 2023, by and among Dasan Networks, Inc., as Lender, Dasan Network Solutions, Inc., as Borrower, DZS California, Inc., as Collateral Provider, and DZS Inc. (solely for the limited purposes stated therein) (English translation).

10.2
Letter Agreement, dated as of September 12, 2023, by and among DZS Inc., as Borrower, the other Loan Parties party thereto, JPMorgan Chase Bank, N.A., as Lender and as Administrative Agent, and Texas Capital Bank, as Lender.

99.1	Press Release dated September 13, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Schedules and similar attachments to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2023	DZS Inc.

	By:	/s/ Misty Kawecki
Misty Kawecki
Chief Financial Officer